Service Corporation International Updates Fourth Quarter 2008 Guidance

          - Company intends to report final fourth quarter 2008 results and updated 2009 guidance on February 25, 2009

HOUSTON, Feb. 9 /PRNewswire-FirstCall/ -- Service Corporation International (NYSE: SCI), a leading provider of deathcare products and services, announced today that it anticipates fourth quarter of 2008 diluted earnings per share before special items to be in the range of $.07 to $.09. The Company applied its current estimate of 40% as an effective tax rate for the fourth quarter of 2008 in deriving its updated earnings outlook. The Company's year-end tax accrual is currently being reviewed as part of its normal year-end processes, and once finalized could change the quarterly tax rate used in the updated earnings outlook. Net cash provided by operating activities excluding special items is expected to be in the range of $20 to $30 million for the fourth quarter of 2008.

The updated guidance provided reflects economic and financial market challenges that were worse than the Company expected in November and December 2008, which contributed to weaker preneed cemetery sales and lower trust fund income. Based on these negative trends experienced in the fourth quarter of 2008, the Company is reviewing its outlook for 2009 and plans to report an update in its outlook for 2009 when reporting fourth quarter 2008 financial results on Wednesday, February 25, 2009, after the market closes. The Company also expects to host a conference call on the morning of February 26, 2009, at 10:00 a.m. Eastern Standard Time. A webcast of the call will be accessible via the investor relations section of SCI's website at www.sci-corp.com. The teleconference may also be accessed by dialing (617) 597-4027 in the U.S. The teleconference confirmation code is 51975612. A replay of the call will also be available.

NON-GAAP FINANCIAL MEASURES

Diluted earnings per share excluding special items is a non-GAAP financial measure. It excludes gains or losses associated with asset dispositions and gains or losses associated with the early extinguishment of debt. We normally reconcile this non-GAAP financial measure to diluted earnings per share; however, diluted earnings per share calculated in accordance with GAAP is not currently accessible on a forward-looking basis as we have not completed our year-end tax review which could result in potential tax adjustments to reserves, payments, credits or refunds. Net cash provided by operating activities excluding special items is a non-GAAP financial measure. The reconciliation to anticipated net cash provided by operating activities for the fourth quarter of 2008 calculated in accordance with GAAP is as follows:

In millions
-----------
Net cash provided by operating activities                     $108 - $118
One-time federal cash tax refund                                    ($91)
Rose Hills pension payment                                             $3
                                                              -----------
Net cash provided by operating activities excluding
 special items                                                  $20 - $30
                                                              ===========

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Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements have been made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "plan", "project," "expect," "anticipate," or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of us.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2007 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At December 31, 2008, we owned and operated more than 1,300 funeral homes and 350 cemeteries (of which over 200 are combination locations) in 43 states, eight Canadian provinces, the District of Columbia and Puerto Rico. Through our businesses, we market the Dignity Memorial(R) brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at http://www.sci-corp.com. For more information about Dignity Memorial(R), please visit http://www.dignitymemorial.com.


For additional information, contact:

Investors:  Debbie Young - Director / Investor Relations
(713) 525-9088

Media:  Lisa Marshall - Managing Director / Corporate Communications
(713) 525-3066


CONTACT: Investors, Debbie Young, Director / Investor Relations,
+1-713-525-9088, or Media, Lisa Marshall, Managing Director / Corporate Communications, +1-713-525-3066, both for Service Corporation International